Exhibit 10.1

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

DCI Management Group, LLC

1019 Fort Salonga Road, Suite 109, Northport, NY 11768

Phone: 631-757-8401            Fax: 631-757-8364

AMENDMENT No. 1

July 9, 2009

ViroPharma Biologics, Inc.

(Successor in interest to

Lev Pharmaceuticals, Inc.)

730 Stockton Drive

Exton, PA 19341

Re:	First Amendment to that certain Agreement for the Purchase and Sale of Blood Plasma (the “Purchase Agreement”) dated July 12, 2007, between Lev Pharmaceuticals, Inc. (“Lev Pharma”) and DCI Management Group LLC (“Seller”)

The purpose of this letter (this “Amendment”) is to confirm certain corporate changes relating to, and to effect certain amendments of, the Purchase Agreement. Any capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

Each of the parties to this Amendment (each, a “Party,” and, collectively, the “Parties”) hereby acknowledges, consents to, and ratifies the following actions and amendments:

1.	Purchaser. On April 8, 2009, Lev Pharmaceuticals, Inc. merged with and into Lev Development Corp. and the surviving entity changed its name to ViroPharma Biologics, Inc. Consequently, the parties to the Purchase Agreement are now Seller and ViroPharma Biologics, Inc. All references in the Purchase Agreement to “Purchaser,” “Lev Pharma, Inc.,” “Lev Development Corp.,” “Lev Pharma,” and/or “Lev” shall be deemed to be references to ViroPharma Biologics, Inc. (“Purchaser”).

2.	New Notice Address. The notice address for Purchaser under Section 5.8 of the Purchase Agreement is hereby amended and changed to the following:

ViroPharma Biologics, Inc.

730 Stockton Drive

Exton, Pennsylvania 19341

Attn: General Counsel

3.	Extension of Initial Term. The Parties hereby agree to extend the expiration date of the Initial Term set forth in Section 2.3 of the Purchase Agreement from December 31, 2011 to December 31, 2013. The Parties will continue to have the “right of renewal” described in Section 5.3 of the Purchase Agreement, except that the date “2011” is hereby replaced with the date “2013” in Section 5.3. In addition, any other reference in the Purchase Agreement to “December 2011” or “2011” (for example, at the end of Section 2.1 concerning Seller’s monthly production estimates) shall be deemed to be a reference to “December 2013” or “2013,” as the context requires.

4.	Base Price and Additional Testing Costs. As used in the Purchase Agreement and this Amendment, the term “Base Price” means the per-liter price at which Seller sells Blood Plasma to Purchaser, regardless of the Center from which the Blood Plasma is sourced.

(a)

Base Price includes the cost of all serological testing required by the Specifications and/or Applicable Laws. For the avoidance of doubt, however, Base Price does not include (i) 2 NAT testing (NAT-HIV-1 and NAT-HCV), for which Seller will charge Purchaser *** per liter in addition to the Base Price for so long as Purchaser requests Seller to have such testing performed; and (ii) 5 NAT testing (NAT-HIV-1, NAT-HCV, NAT-HBV, NAT-HAV, and PARVO), for which Seller will charge Purchaser *** per liter in addition to the Base Price for so long as Purchaser requests Seller to have such testing performed. All testing not performed directly by Seller will continue to be performed by NGI and coordinated by Seller. In addition, Seller will continue to process such testing through Seller’s customer account with NGI until such time as Purchaser establishes its own customer account with NGI, at which point NGI will bill Purchaser directly for such testing.

(b)	The sentence in Section 2.2.1 of the Purchase Agreement that addresses a minimum annual price increase to the Base Price between *** and *** as a result of market conditions shall only apply to the calendar years 2010 and 2011. For calendar years 2012 and 2013, a minimum annual price increase or decrease resulting from market conditions shall be limited to a possible increase or decrease no greater than *** of the Base Price, and only (i) if agreed to by the Parties by October 31st of the prior calendar year; and (ii) if consistent with the Parties’ reasonable evaluation of the market price for comparable blood plasma products as of such date.

(c)	The Base Price for calendar year 2009 is *** per liter.

5.	New Centers. In the Purchase Agreement, Section 2.1 mentions a “New Center,” and Section 2.2.1 contains a paragraph with the heading, “New Center.” The new center contemplated in those Sections is the center located in ***, and it will be referred to as, “NC-1.” In addition to NC-1, the Parties desire to discuss a second new center, which will be referred to as “NC-2.” Any reference to a “new center” or the “New Center” in the Purchase Agreement, and the terms “New Center” and “New Centers” shall be deemed to apply to each of NC-1 and NC-2, except where the context requires otherwise. In addition, the term “Center” shall also apply to each New Center, unless the context requires otherwise. For the avoidance of doubt, Seller shall not have the right to open any New Center other than NC-1 and NC-2 and apply the Contingent Payment invoicing without the prior written consent of Purchaser, which Purchaser may withhold in its sole and absolute discretion.

(a)	Seller shall open NC-2 for the purpose of sourcing Blood Plasma for Purchaser. NC-2 shall be opened by Seller in the *** or the ***, depending upon Purchaser’s preference, of which Purchaser shall deliver notice to Seller no later than ***.

(b)	The provisions relating to Contingent Payments under Section 2.2.1 of the Purchase Agreement shall apply to all New Centers, with the following modifications: (i) the Parties hereby shorten the length of time allowed for approval from *** months to *** months for all New Centers, and all references to “*** months” are hereby amended to read, “*** months”; (ii) such *** month period shall not be tolled, or affected in any way, including by application of the force majeure provisions set forth in Section 5.7 of the Purchase Agreement; (iii) Purchaser may, in its sole discretion and upon request from Seller no later than 45 days prior to the expiration of the applicable *** month period, agree to extend the *** month period up to an additional *** months and, in exchange, the remaining *** of the applicable Plasma purchase then due shall be reduced *** to *** and (iv) the *** month period applicable to NC-2 shall commence upon the date of the first invoice delivered by Seller to Purchaser.

(c)	Seller shall have the right, at its discretion, to use up to *** of the annual aggregate output of each New Center, measured by volume, for purposes other than the sale of Blood Plasma to Purchaser, but (i) only in connection with Specialty plasma programs that do not compete in any way with Purchaser’s business; and (ii) only if, at the time that Seller contemplates doing so, Seller’s overall supply to Purchaser of Blood Plasma for the calendar year to date, and Seller’s reasonable, good faith projection of its aggregate supply to Purchaser of Blood Plasma for the calendar year, are consistent with Seller’s volume and other obligations to Purchaser for that Calendar Year.

6.	Volume Estimates. Seller hereby provides the following volume estimates; provided, however, Seller is obligated to provide at least *** liters of Blood Plasma to Purchaser each calendar year (plus or minus ***):

Existing Center    New centers

2009	***	plus***	***
2010	***	plus***	*** (Depending on date of NC-2 opening)

By the end of *** all New Centers will be FDA licensed.

2011	***

2012	***
2013	***

7.	Center Inspections. The provisions of Section 3.1 in the Purchase Agreement describing Purchaser’s right to conduct inspections of the Centers and testing facilities, exercisable by Purchaser itself, or by any authorized representative, by the FDA, or by any state or local governmental agency, are hereby extended to include Purchaser, its affiliates, their respective contract parties, and governmental officials of the European Union and its member states, including, without limitation, the European Medicines Agency and the European Commission, and their national counterparts. In addition, for the purposes of such provisions of Section 3.1 of the Purchase Agreement and this Section 7 of this Amendment, the term “Applicable Laws” shall include the applicable laws, rules, regulations, requirements and directives of the European Union and its member states, including the European Medicines Agency and the European Commission and their national counterparts.

8.	Payment Terms. Notwithstanding any provision in the Purchase Agreement to the contrary, the Parties hereby amend the payment terms for Blood Plasma such that Purchaser shall be obligated to pay Seller net 10 days from the date of invoice, and each invoice shall bear a date that is no earlier than the date upon which Seller has delivered Blood Plasma to Purchaser corresponding to such invoice.

9.	Dispositions of Centers. Seller shall not enter into agreement to sell or otherwise dispose of any Center without first (a) obligating the prospective purchaser of such Center in writing to honor Seller’s commitments to Purchaser under the Purchase Agreement and (b) delivering written confirmation of such obligation to Purchaser. The foregoing provisions impose obligations and restrictions upon Seller that are in addition to, not in lieu of, the obligations and restrictions applicable to Seller under the provisions of Section 5.15 of the Purchase Agreement.

10.	Increase to Insurance Coverage. In light of the material purchases of Blood Plasma that Purchaser has purchased and contemplates purchasing from Seller, the Parties hereby agree to amend the provisions of the last sentence of Section 5.5 of the Purchase Agreement such that (a) the amount ***” is deleted and replaced with ***”; and (b) the amount ***” is deleted and replaced with “***.” In addition, Seller shall identify and maintain Purchaser as an additional insured on such policies, and shall provide a certificate of insurance confirming such policy limits and Purchaser’s status, substantially simultaneously with signing this Amendment and thereafter annually and upon request from Purchaser.

11.	Relief from Purchase Requirements; Additional Termination Right. Notwithstanding any provision to the contrary in the Purchase Agreement, beginning in calendar year 2010: (a) in the event that Purchaser determines that demand for its products made from Blood Plasma decreases by more than *** over calendar year 2009 levels, then for each *** decrease over such *** amount, Purchaser shall be excused from purchasing *** of the amount of Blood Plasma that it otherwise would have been required to purchase from Seller in such calendar year; and (b) in the event that Purchaser determines that demand for its products made from Blood Plasma ceases entirely, Purchaser shall have the right, upon not less than 30 days’ written notice to Seller, to terminate the Purchase Agreement in its entirety without liability for Blood Plasma not yet purchased; provided, however, that in the event of termination, Buyer shall be responsible for purchase of Blood Plasma that was collected prior to the termination date.

12.	Certain Disclosures. Notwithstanding the provisions of Section 5.20 of the Purchase Agreement, Purchaser may disclose the terms of the Purchase Agreement to the extent required, in the reasonable opinion of Purchaser’s or its affiliate’s legal counsel, to comply with applicable laws, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”). Notwithstanding the foregoing, before disclosing the Purchase Agreement or any of its terms pursuant to this Section, Purchaser, or its affiliate, as the case may be, will use its commercially reasonable efforts to seek confidential treatment of portions of this Agreement or such terms, as may be reasonably considered to contain sensitive business information.

13.	No Other Changes; Execution. Except as explicitly set forth in this Amendment, no amendment or modification to the Purchase Agreement is hereby made. This Amendment may be executed in counterparts and delivered by facsimile or other electronic means.

Each Party has caused its duly authorized representative to sign on its behalf below to indicate its agreement to this Amendment as of the date first above written.

DCI Management Group, LLC		ViroPharma Biologics, Inc.

By:	/S/ IRA LONDON	By:	/S/ DANIEL B. SOLAND
	Ira London, CEO		Daniel B. Soland, President

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